Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 27, 2006, to the Credit Agreement (as defined below), among (a) The Rowe Companies, a Nevada corporation, Rowe Furniture, Inc., a Virginia corporation and Storehouse, Inc., a Georgia corporation (collectively, the “Borrowers”), (b) the other Credit Parties signatory thereto, (c) the lenders or other financial institutions party thereto (each a “Lender” and, collectively, the “Lenders”) and (d) General Electric Capital Corporation, a Delaware corporation, as agent (in such capacity, the “Agent” and, in its individual capacity, “GE Capital”) for the Lenders. All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement (as defined below) or in Annex A thereto.

WHEREAS, Borrowers, the other Credit Parties, Lenders and Agent are party to that certain Credit Agreement, dated as of January 6, 2006 (as amended, supplemented, restated, or otherwise modified and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Lenders have agreed, subject to the satisfaction of the conditions precedent set forth herein, to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, each of the parties hereto hereby agree as follows:

§1. Amendment to Section 1.1(a)(i) of the Credit Agreement. Section 1.1(a)(i) of the Credit Agreement is hereby amended by deleting the second proviso contained in the fourth sentence thereof and substituting in lieu thereof the following:

“and provided further that, prior to the Borrowers’ receipt of the Equity Contribution, the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, after giving effect to such Revolving Credit Advances, shall not exceed $45,000,000.”

§2. Amendment to Section 1.1(c)(i) of the Credit Agreement. Section 1.1(c)(i) of the Credit Agreement is hereby amended by deleting the period contained at the end of the third sentence thereof and substituting in lieu thereof the following:

“provided that, prior to the Borrowers’ receipt of the Equity Contribution, the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, after giving effect to any Swing Line Loan, shall not exceed $45,000,000.”

§3. Amendment to Section 5 of the Credit Agreement. Section 5 of the Credit Agreement is hereby amended by deleting Section 5.14 in its entirety

§4. Amendment to Section 6 of the Credit Agreement. Section 6 of the Credit Agreement is hereby amended by adding the following new section in appropriate numerical order:

“6.20 Wachovia Letters of Credit and Related Compensation. No Credit Party shall pay any fees, reimbursement obligations, interest or other consideration with respect to or in connection with the issuance, renewal or drawing of the Wachovia Letters of Credit other than, so long as no Default or Event of Default has occurred and is continuing or would result after giving effect to such payment, the “Fees” (for purposes of this Section 6.20 only, as defined in the Wachovia Letter of Credit Agreements).”

§5. Amendment to Section 8.1(b) of the Credit Agreement. Section 8.1(b) of the Credit Agreement is hereby amended by deleting the reference to Section 5.14 contained therein.

§6. Amendment to Annex A of the Credit Agreement. Annex A to the Credit Agreement is hereby amended as follows:

(a) The definition of “Borrowing Base” is hereby amended by deleting the text “and” contained immediately following clause (d) contained therein, inserting the text “and” immediately following clause (e) contained therein, and inserting the following new clause (f):

“(f) 100% of the face amount of the Wachovia Letters of Credit or, to the extent the Wachovia Letters of Credit are drawn and proceeds thereof are deposited in a cash collateral account in accordance with the Wachovia Letter of Credit Agreements, the amount of such cash collateral,”

(b) The definition of “Customer Deposit Reserve” is hereby amended by deleting the text “(i)” contained therein and deleting the text “or (ii) at any time after January 20, 2006, in the event that the Borrowers have not received the Equity Commitment on or prior to such date” contained therein.

(c) The definition of “Loan Documents” is hereby amended by inserting the text “Wachovia Letters of Credit, Wachovia Letter of Credit Agreements” immediately following the text “the Master Documentary Agreement,” contained therein.

(d) The definition of “Reserves” is hereby amended by deleting the proviso contained in the last sentence thereof.

(e) The following new definition is hereby inserted in appropriate alphabetical order:

““Equity Contribution” means the Borrowers’ receipt of (a) net cash proceeds from an equity investment of not less than $9,500,000 and (b) a commitment for an additional equity investment in an amount that will result in the Borrowers’ receipt of net cash proceeds of not less than $2,000,000, in each case, on terms and conditions reasonably satisfactory to the Agent.”

(f) The following new definition is hereby inserted in appropriate alphabetical order:

““Wachovia Letters of Credit” means (a) that certain standby letter of credit having a face amount of $1,500,000, issued by Wachovia Bank, National Association, for the account of Sidney Silver and for the benefit of Agent and (b) that certain standby letter of credit having a face amount of $1,500,000, issued by Wachovia Bank, National Association, for the account of Gerald M. Birnbach and for the benefit of Agent.”

(g) The following new definition is hereby inserted in appropriate alphabetical order:

““Wachovia Letter of Credit Agreements” means (a) that certain letter of credit agreement, dated as of January 27, 2006, between Sidney Silver and the Agent and (b) that certain letter of credit agreement, dated as of January 27, 2006, between Gerald M. Birnbach and the Agent.”

§7. Amendment to Annex B of the Credit Agreement. Annex B of the Credit Agreement is hereby amended by deleting the proviso contained in the second sentence of clause (a) thereof and substituting in lieu thereof the following:

“provided that, prior to the Borrowers’ receipt of the Equity Contribution, the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, after giving effect to the incurrence of such Letter of Credit Obligations, shall not exceed $45,000,000.”

§8. Amendment to Annex F of the Credit Agreement. Annex F to the Credit Agreement is hereby amended by deleting clause (g) contained therein in its entirety and substituting in lieu thereof the following:

“(g) Until the Borrowers’ receipt of the Equity Contribution, to the Agent, on Wednesday of each week, (i) projections of the cash flows of Rowe Companies and its Subsidiaries and (ii) projections of Borrowing Availability, in each case, for the immediately succeeding eight weeks and consistent with the Pro Forma delivered on the Closing Date;”

§9. Amendment to Annex G of the Credit Agreement. Annex G to the Credit Agreement is hereby amended by deleting the first clause (i) contained in the first proviso of clause (c) thereof and substituting the following:

“(i) the Minimum Borrowing Availability Amount shall be reduced to $8,000,000 upon the Borrowers’ receipt of the Equity Contribution”

§10. Representations and Warranties. Each Credit Party represents and warrants to the Lenders as follows:

(a) The representations and warranties of the Credit Parties contained in the Credit Agreement, as amended hereby, are true in all material respects at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and to the extent that such representations and warranties relate expressly to an earlier date.

(b) As of the date hereof, after giving effect to the provisions of this Amendment, no Default or Event of Default has occurred and is continuing.

(c) The execution and delivery by such Credit Party of this Amendment and the performance by such Credit Party of all of its agreements and obligations under this Amendment and the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party (i) are within the corporate or organizational authority of such Credit Party, (ii) have been duly authorized by all necessary corporate or other similar proceedings or actions by such Credit Party, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Credit Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Credit Party, (iv) do not conflict with any provision of the governing documents of such Credit Party, and (v) do not conflict with any provision of any agreement or other instrument binding upon such Credit Party.

(d) This Amendment and the Credit Agreement, as amended hereby, and the other Loan Documents to which such Credit Party is a party, constitute the legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§11. Affirmation and Agreements of Borrowers and Guarantors.

(a) Each Borrower hereby affirms its absolute and unconditional promise to perform and pay to the Lenders the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents at the times and in the amounts provided for therein.

(b) The Guarantors hereby acknowledge that they have read and are aware of the provisions of this Amendment.

(c) Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Credit Parties or any rights of Agent or the Lenders consequent thereon.

§12. Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by Agent of (a) an original counterpart signature (or a faxed copy thereof with originals to follow) to this Amendment, duly executed and delivered by each Credit Party and the Requisite Lenders and (b) the original (or a faxed copy thereof with originals to follow) fully executed Wachovia Letter of Credit and Wachovia Letter of Credit Agreement.

§13. Effect of Amendment. Except as expressly set forth herein, this Amendment does not constitute an amendment of any other term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lenders to grant any similar or other future amendment of any of the terms and conditions of the Credit Agreement or the other Loan Documents. Nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of Agent and the Lenders under the Credit Agreement, as amended, or any other Loan Document. This Amendment shall constitute a Loan Document.

§14. Costs and Expenses. Each of the Borrowers hereby reconfirms its obligations pursuant to, and on the terms set forth in, Section 11.3 of the Credit Agreement to pay and reimburse Agent for all costs and expenses (including without limitation, the reasonable fees and expenses of its counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

§15. Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Amendment, the Credit Agreement and all documents, instruments and agreements related thereto, including but not limited to the Collateral Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Amendment, shall be read and construed as a single instrument. All references to the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended hereby.

(b) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN GENERAL OBLIGATIONS LAW §5-1401 AND §5-1402).

(c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof shall be as effective as an original executed counterpart hereof and shall be considered a representation that an original executed counterpart hereof will be delivered.

(d) Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

THE ROWE COMPANIES

By:	/s/ Garry W. Angle
Name:	Garry W. Angle
Title:	Vice President/Treasurer

ROWE FURNITURE, INC.

By:	/s/ Garry W. Angle
Name:	Garry W. Angle
Title:	Treasurer

STOREHOUSE, INC.

By:	/s/ Garry W. Angle
Name:	Garry W. Angle
Title:	Treasurer

ROWE PROPERTIES, INC.

By:	/s/ Garry W. Angle
Name:	Garry W. Angle
Title:	Treasurer

ROWE DIVERSIFIED, INC.

By:	/s/ Garry W. Angle
Name:	Garry W. Angle
Title:	Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:	/s/ Charles D. Chiodo
Name:	Charles D. Chiodo
Title:	Its Duly Authorized Signatory